                                                                  Exhibit (p)(i)

                         ATLANTIC WHITEHALL FUNDS TRUST

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

         Atlantic Whitehall Funds Trust (the "Trust") is confident that its officers and trustees act with integrity and good faith. The Trust recognizes, however, that personal interests may conflict with the Trust's interests where officers or trustees:

         o        Know about present or future Trust portfolio transactions, or

         o        Have the power to influence Trust portfolio transactions; and

         o        Engage in personal securities transactions.

         In an effort to address these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Trust has adopted this Code of Ethics (the "Code") to prohibit transactions that create or may create conflicts of interest, establish reporting requirements and create enforcement procedures.

I. WHO IS COVERED BY THE CODE OF ETHICS?

         o        All Trust officers;

         o        All trustees, both interested and independent; and

         o Natural persons in a control relationship with the Trust who obtain information concerning recommendations about the purchase or sale of a security by a portfolio of the Trust (a "Portfolio").

         Collectively, these persons are called "access persons." The Trust currently does not have any natural control persons.

II. ABOUT THIS CODE OF ETHICS.

         This Code sets forth in the attached sections specific prohibitions on securities transactions and reporting requirements that apply to Trust officers and trustees. The prohibitions and requirements that apply to each person covered by this Code are included under Section III (General Principles) and
Section IV (Required Course of Conduct). For your specific reporting requirements, please refer to Part A or B, as indicated below. Definitions of underlined terms are included in Appendix A.

         o        Independent trustees                                    Part A

         o        Interested trustees, Trust officers and
                  natural control persons                                 Part B

         The remainder of this Code sets forth review and enforcement responsibilities (Sections V), obligations of investment advisers and principal underwriters (Section VII), recordkeeping requirements (Section VIII) and miscellaneous information (Section IX).

III. STATEMENT OF GENERAL PRINCIPLES.

      In recognition of the trust and confidence placed in the Trust by its shareholders, and because the Trust believes that its operations should benefit its shareholders, the Trust has adopted the following general principles to guide its access persons.

         (1) Our shareholders' interests are paramount. You must place shareholder interests before your own.

         (2) You must accomplish all personal securities transactions in a manner that avoids any conflict between your personal interests and those of the Trust or its shareholders.

         (3) You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Trust, or that bring into question your independence or judgment.

IV. REQUIRED COURSE OF CONDUCT.

         (1)      PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Trust or a Portfolio:

                  (A) employ any device, scheme or artifice to defraud the Trust or a Portfolio;

                  (B) make to the Trust or a Portfolio any untrue statement of a material fact or omit to state to the Trust or a Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Trust or a Portfolio; or

                  (D) engage in any manipulative practice with respect to the Trust or a Portfolio.

         (2)      LIMITS ON ACCEPTING OR RECEIVING GIFTS.

                  You cannot accept or receive any gift of more than de minims value from any person or entity that does business with or on behalf of the Trust.

         (3)      REPORTING REQUIREMENTS.

                  Each quarter you must report transactions in securities that you beneficially own. These reports must be submitted no later than 10 days after the end of the quarter. You also may be required to report your securities holdings initially, when you become an access person, and annually thereafter. See Part A or B, as appropriate, for your specific reporting requirements.

                  Within 10 days of becoming an access person of the Trust, and each year thereafter, each such person must complete the applicable Compliance Certification, attached as Appendix E.

V.       REVIEW AND ENFORCEMENT OF THE CODE.

         (1)      APPOINTMENT OF A COMPLIANCE OFFICER.

                  The Trust's President will appoint a compliance officer (the "Compliance Officer") to perform the duties described below.

         (2)      THE COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES.

                  (A) The Compliance Officer shall notify each person who becomes an access person of the Trust and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

                  (B) The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the Trust's completed portfolio transactions and a list of securities that were being considered for purchase or sale by the Trust's investment adviser(s) during the period to determine whether a Code violation may have occurred. The Compliance Officer shall promptly report to the Ethics Committee all apparent violations of this Code and the reporting requirements thereunder.

                  (C) No person may participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself. The Compliance Officer will submit his or her own reports, as may be required pursuant to Part A or B hereof, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

         (3)      SANCTIONS.

                  If the Ethics Committee determines that the person violated the Code, the Ethics Committee will impose upon the person any sanctions that it deems appropriate and will report the violation and any imposed sanctions to the Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the Ethics Committee, circumstances warrant an earlier report. Sanctions may include suspension of authority to act on behalf of the Trust as an officer or trustee, or removal from office.

VI.      ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the Ethics Committee, the investment adviser(s) (including any sub-advisers) and principal underwriter, as applicable, will provide written reports to the Board of Trustees as follows:

         (1) Issues Angina Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The Ethics Committee, investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         (2) Certification. Each report must be accompanied by a certification to the Board that the Trust, investment adviser(s) (including any sub-advisers) and principal underwriter(s) have adopted procedures reasonably necessary to prevent their access persons from violating their codes of ethics.

VII.     INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

         (1) General Principle: Overlapping Responsibilities. A person who is both an access person of the Trust and an access person of an investment adviser to or principal underwriter for the Trust is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These access persons, however, remain subject to the principles and prohibitions in Sections III and IV hereof.

         (2) Procedures. Each such investment adviser and principal underwriter, as applicable, of the Trust must:

                  (A) Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

                  (B) Promptly furnish to the Trust, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Trust's Code; and

                  (C) Promptly report to the Trust in writing any material amendments to its code of ethics, along with the certification described under Section Vl.(2) above.

VIII.    RECORDKEEPING.

         The Trust will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

         (1) A copy of this Code and any other code adopted by the Trust, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

         (2) A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred;

         (3) A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A and B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place;

         (4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place; and

         (5) A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

IX.      MISCELLANEOUS.

         (1) Confidentiality. All personal securities transactions reports and any other information filed with the Trust under this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         (2) Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code as appropriate.

         (3) Periodic Review and Reporting. The Ethics Committee will report to the Board of Trustees at least annually as to the operation of this Code and will address in any such report the need (if any) for changes or modifications to the Code.

                                     PART A
                              INDEPENDENT TRUSTEES

I.       QUARTERLY TRANSACTION REPORTS.

         (A) Subject to Section II.(B) below, each quarter, you must report all of your securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Compliance Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix B.

         (B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

II.      WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         (A) You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

         (B) Notwithstanding Section I above, reports of individuals securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by the Trust (or any series thereof).

                  The "should have known" standard does not:

                  o        imply a duty of inquiry;

                  o presume you should have deduced or extrapolated from discussions or memoranda dealing with a Portfolio's investment strategies; or

                  o impute knowledge from your awareness of a Portfolio's holdings, market considerations, or investment policies, objectives and restrictions.

III.     WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

         (B)      Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                                     PART B

        INTERESTED TRUSTEES, TRUST OFFICERS AND NATURAL CONTROL PERSONS

I.       REQUIRED REPORTS

         (A)      Initial Holdings Report.

                  You must submit a listing of all securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Compliance Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix C.

         (B)      Annual Holdings Reports.

                  Each year, you must submit to the Compliance Officer a listing of all securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix D.

         (C)      Quarterly Transaction Reports.

                  (1) Each quarter, you must report all of your securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Compliance Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is attached as Appendix B.

                  (2) If you had no reportable transactions and did not own any securities accounts during the quarter; you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

II.      WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

         (B)      Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies.


         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

IV.      PRE-APPROVAL OF IPOs AND LIMITED OFFERINGS FOR NATURAL CONTROL PERSONS

         Natural control persons must obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering. The Compliance Officer will create a written report detailing any approvals granted for such an acquisition, including the rationale supporting the decision. These records will be maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                   APPENDIX A
                                  DEFINITIONS

                                  GENERAL NOTE

 The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used In this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.


Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as that under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Independent trustee means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., Initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section I5(d) of the Securities Exchange Act of 1934.

Interested trustee means a trustee of the Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies and exchange traded funds.

A security held or to be acquired by the Trust (or any Portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Trust (or any Portfolio), or (ii) is being or has been considered by the Trust's adviser or sub-adviser for purchase by the Trust (or any Portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by the Trust (or any Portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Trust (or a Portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale for the Trust (or any Portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Trust (or a Portfolio).

                                   APPENDIX B
               QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
                                -----------------------------------
Calendar Quarter Ended:
                                -----------------------------------
Date Report Due:
                                -----------------------------------
Date Report Submitted:
                                -----------------------------------


Securities Transactions


                                               Principal
                                                Amount,                                         Name of
                  Name of                     Maturity Date                                   Broker, Dealer
                Issuer and      No. of        and Interest                                      or Bank
  Date of        Title of      Shares (if      Rate (if          Type of                        Effecting
Transaction      Security     applicable)     applicable)      Transaction       Price         Transaction
-----------      --------     -----------     -----------      -----------       -----         -----------


-----------      --------     -----------     -----------      -----------       -----         -----------


-----------      --------     -----------     -----------      -----------       -----         -----------


-----------      --------     -----------     -----------      -----------       -----         -----------


-----------      --------     -----------     -----------      -----------       -----         -----------


-----------      --------     -----------     -----------      -----------       -----         -----------



If you had no securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Securities Accounts
If you established a securities account during the quarter, please provide the following information:



Name of Broker, Dealer or Bank     Date Account was Established           Name(s) on and Type of Account
------------------------------     ----------------------------           ------------------------------


------------------------------     ----------------------------           ------------------------------


------------------------------     ----------------------------           ------------------------------


------------------------------     ----------------------------           ------------------------------


If you did not establish any securities accounts during the quarter, please check here. [ ]

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


---------------------------             --------------------------
Signature                               Date

                                   APPENDIX C
                            INITIAL HOLDINGS REPORT

Name of Reporting Person:
                                       ----------------------------
Date Person Became Subject to the
  Code's Reporting Requirements:
                                       ----------------------------
Information in Report Dated As Of:                                  [Note: Date person became subject
                                       ---------------------------- and as of date should be the same.]
Date Report Due:
                                       ----------------------------
Date Report Submitted:
                                       ----------------------------



Securities Holdings


Name of Issuer and               No. of Shares         Principal Amount, Maturity Dare and Interest Rate
Title of Security               (if applicable)                    (if applicable)
------------------               -------------         -------------------------------------------------


------------------               -------------         -------------------------------------------------


------------------               -------------         -------------------------------------------------


------------------               -------------         -------------------------------------------------




--------------------------------------------------------------------------------
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities listed above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Securities Accounts


Name of Broker, Dealer or )Bank                 Name(s) on and Type of Account
-------------------------------                 ------------------------------


-------------------------------                 ------------------------------


-------------------------------                 ------------------------------


-------------------------------                 ------------------------------




If you have no securities accounts to report, please check here.  [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.



---------------------------             --------------------------
Signature                               Date

                                  APPENDIX D
                             ANNUAL HOLDINGS REPORT


Name of Reporting Person:
                                                                          [Note: Information should be dated
Information in Report Dated As Of:                                        no more than 30 days before report
                                             ---------------------------  is submitted.]
Date Report Due:
                                             ---------------------------
Date Report Submitted:
                                             ---------------------------
Calendar Year Ended: December 31, ____


Securities Holdings


Name of Issuer and         No. of Shares          Principal Amount, Maturity Date and Interest Rate
Title of Security         (if applicable)                          (if applicable)
------------------        ---------------         -------------------------------------------------


------------------        ---------------         -------------------------------------------------

------------------        ---------------         -------------------------------------------------

------------------        ---------------         -------------------------------------------------

------------------        ---------------         -------------------------------------------------



If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Accounts


Name of Broker, Dealer or Bank    Date Account was Established          Name(s) on and Type of Account
------------------------------    ----------------------------          ------------------------------


------------------------------    ----------------------------          ------------------------------


------------------------------    ----------------------------          ------------------------------


------------------------------    ----------------------------          ------------------------------


If you have no securities accounts to report, please check here. [ ]

I certify that I have included and this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.





---------------------------             --------------------------
Signature                               Date

                                   APPENDIX E
                           COMPLIANCE CERTIFICATIONS

                              INITIAL CERTIFICATION

I certify that I: (i)      have received, read and reviewed the Code of Ethics
                           of Atlantic Whitehall Funds Trust;

                  (ii)     understand the policies and procedures in the Code;

                  (iii) recognize that I am subject to such policies and procedures;

                  (iv)     understand the penalties for non-compliance;

                  (v) will fully comply with the Code of Ethics and any related procedures; and

                  (vi)     have fully and accurately completed this Certificate.

Signature:
                     -----------------------------------
Name:                                                         (Please print)
                     -----------------------------------
Date Submitted:
                     -----------------------------------
Date Due:
                     -----------------------------------

________________________________________________________________________________

                              ANNUAL CERTIFICATION

I certify that I: (i)      have received, read and reviewed the Code of Ethics
                           of Atlantic Whitehall Funds Trust;

                  (ii)     understand the policies and procedures in the Code;

                  (iii) recognize that I am subject to such policies and procedures;

                  (iv)     understand the penalties for non-compliance;

                  (v) have fully complied with the Code of Ethics and any related procedures;

                  (vi) have fully disclosed any exceptions to my compliance with the Code;

                  (vii)    will fully comply with the Code of Ethics; and

                  (viii)   have fully and accurately completed this Certificate.

________________________________________________________________________________
________________________________________________________________________________

EXCEPTION(S):

Signature:
                     -----------------------------------
Name:                                                       (Please print)
                     -----------------------------------
Date Submitted:
                     -----------------------------------

                     -----------------------------------
Date Due:
                     -----------------------------------

                                       16